UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2025

Summit Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1801 California Street, Suite 3500

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 893-0012

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value, $0.01 per share)	SUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On February 10, 2025, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 24, 2024, among Summit Materials, Inc., a Delaware corporation (the “Company” or “Summit”), Quikrete Holdings, Inc., a Delaware corporation (“Purchaser” or “Parent”), and Soar Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Purchaser (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Purchaser.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s Class A common stock, par value $0.01 per share (“Company Common Shares” and each, a “Company Common Share”) (other than any Company Common Shares that were held by the Company as treasury stock or held by Purchaser, Merger Sub or any other subsidiary of Purchaser or the Company or any Company Common Shares as to which appraisal rights have been properly exercised in accordance with Delaware law), was canceled and retired and converted into the right to receive $52.50 per share in cash, without interest and subject to deduction for any required withholding (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time, the single share of preferred stock of the Company, par value $0.01 per share (the “Company Preferred Share”), outstanding immediately prior to the Effective Time was automatically canceled and retired for no consideration and ceased to exist. Aside from the Company Common Shares and Company Preferred Share there were no other classes or series of Summit’s stock outstanding at the Effective Time.

Effective as of immediately prior to the Effective Time, (i) each restricted stock unit award that was subject to vesting conditions based solely on continued employment or service granted under the Company’s Amended and Restated 2015 Omnibus Incentive Plan (the “Company Stock Plan”, and each such restricted stock unit, a “Company RSU”) and that was outstanding immediately prior to the Effective Time has fully vested (or, with respect to Company RSUs granted in 2025 to employees whose employment will continue following the Effective Time (a “Continuing Employee”), has pro rata vested) and was canceled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration, multiplied by (b) the number of shares of Company Common Shares subject to such vested Company RSUs, (ii) each restricted stock unit that was subject to vesting conditions based in whole or in part on performance goals granted under the Company Stock Plan (each, a “Company PSU”) and that was outstanding immediately prior to the Effective Time has vested (based on the level of achievement of the applicable performance goals set forth below) and been canceled and converted into the right to receive an amount in cash equal to (a) the Merger Consideration, multiplied by (b) the number of shares of Company Common Shares subject to such award of Company PSUs as determined based on target performance and (iii) each option to purchase Company Common Shares granted under the Company Stock Plan (each, a “Company Option”) that was outstanding immediately prior to the Effective Time has fully vested, to the extent not vested previously, and been canceled and converted into the right to receive an amount in cash equal to (a) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Company Common Shares subject to such award of Company Options, multiplied by (b) the number of shares of Company Common Shares subject to such award of Company Options; provided that if the applicable exercise price per share of Company Common Shares of an award of Company Options was equal to or greater than the Merger Consideration, such award of Company Options was canceled at the Effective Time for no consideration. Notwithstanding the foregoing, with respect to any Company RSUs granted on or after January 1, 2025 to Continuing Employees (the “2025 Company RSUs”), any portion of such 2025 Company RSUs not subject to proration as of the Effective Time shall be forfeited for no consideration and the value of such forfeited 2025 Company RSUs (substantially equal to the number of the forfeited 2025 Company RSUs multiplied by the Merger Consideration) shall be granted to the applicable Continuing Employee in the form of a cash award, which shall vest, generally subject to continued employment, in equal installments on each of December 31, 2025, December 31, 2026 and December 31, 2027.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

Concurrently with the closing of the Merger, the Company entered into that certain First Amendment to the Restrictive Covenant Agreement (the “RCA Amendment”) with Grupo Argos S.A., a sociedad anónima incorporated in the Republic of Colombia (“Grupo”), and Cementos Argos S.A., a sociedad anónima incorporated in the Republic of Colombia (“Cementos”), which amends that certain Restrictive Covenant Agreement, dated as of January 12, 2024, by and among the Company, Grupo and Cementos (the “RCA Agreement”). Among other things, as of the Effective Time, the RCA Amendment terminated non-compete and right of first offer obligations binding on Grupo and Cementos under the RCA Agreement. The foregoing description of the RCA Amendment is qualified in its entirety by reference to the full text of the RCA Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrently with the closing of the Merger, the Company repaid all loans and discharged all obligations and terminated all credit commitments, security agreements and liens outstanding under that certain Amended and Restated Credit Agreement, dated as of July 17, 2015, and as amended from time to time, among the Company, the lenders from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent.

Concurrently with the closing of the Merger, the Company (i) redeemed in full all of its outstanding (a) 6.500% senior notes due 2027 issued under the Indenture, dated as of March 15, 2019 (the “2027 Notes Indenture”), among Summit Materials, LLC (the “Issuer”), Summit Materials Finance Corp. (the “Co-Issuer” and together with the Issuer, the “Issuers”), the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), (b) 5.250% senior notes due 2029 issued under the Indenture, dated as of August 11, 2020 (the “2029 Notes Indenture”), among the Issuers, the guarantors party thereto and the Trustee and (c) 7.250% senior notes due 2031 issued under the Indenture, dated as of December 14, 2023 (the “2031 Notes Indenture” and, together with the 2027 Notes Indenture and the 2029 Notes Indenture, the “Indentures”), among the Issuers, the guarantors party thereto and the Trustee, and (ii) satisfied and discharged all of the Issuers’ obligations under each of the Indentures.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction, Item 1.01 and Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, Summit requested that the New York Stock Exchange (“NYSE”) suspend trading of Company Common Shares on the NYSE and remove Company Common Shares from listing on the NYSE, in each case, prior to the opening of the market on February 10, 2025. Summit also requested that the NYSE file a notification of removal from listing of Company Common Shares on Form 25 with the SEC.

Summit intends to file Form 15 with the SEC to terminate the registration of Company Common Shares under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend Summit’s reporting obligations under Sections 13 and 15(d) of the Exchange Act ten days after the filing of such Form 25.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01, Item 1.02, Item 2.01, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of Company Common Shares and of the Company Preferred Share immediately prior to the Effective Time ceased to have any rights as a shareholder of Summit other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 1.01, Item 1.02, Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of Summit occurred, and Summit is now a wholly-owned subsidiary of Parent. Parent obtained the funds necessary to fund the Merger through (i) an incremental term loan debt facility and an asset based revolving credit facility with Wells Fargo Bank, National Association, as administrative agent, (ii) the issuance of an aggregate principal amount of $3,950,000,000 senior secured notes and an aggregate principal amount of $1,500,000,000 senior unsecured notes and (iii) cash on hand.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, in accordance with the Merger Agreement, all of the directors and officers of Summit immediately prior to the Effective Time resigned as directors and officers, as applicable, of Summit. The positions on committees of the Company’s Board of Directors held by such resigning directors are as set forth in the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 8, 2024, under the Section “Our Board of Directors—Board Meetings and Committees”, which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01, 1.02, Item 2.01, Item 3.03, Item 5.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated and, as so amended and restated, shall be the certificate of incorporation of the Company until further amended. In addition, the bylaws of Merger Sub in effect at the Effective Time became the bylaws of the Company (except that references to the name of Merger Sub were replaced by reference to the name of the Company). Copies of Summit’s amended and restated certificate of incorporation and bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On February 10, 2025, Summit issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01.	Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 24, 2024, among Summit Materials, Inc., Quikrete Holdings, Inc. and Soar Subsidiary, Inc (incorporated by reference to Exhibit 2.1 to the Current Report on Summit Materials, Inc. 8-K (File No. 001-36873) filed on November 25, 2024).*

3.1	Third Amended and Restated Certificate of Incorporation of Summit Materials, Inc., dated February 10. 2025.

3.2	Fifth Amended and Restated Bylaws of Summit Materials, Inc., dated February 10, 2025.

10.1	First Amendment to the Restrictive Covenant Agreement by and among Summit Materials, Inc., Grupo Argos S.A. and Cementos Argos S.A.

99.1	Press Release, dated February 10, 2025.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

*	Schedules and similar attachments have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or similar attachment will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.

DATED: February 10, 2025	By:	/s/ David Hamm
	Name:	David Hamm
	Title:	SVP, Deputy General Counsel & Assistant Secretary